Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-267170 and 333-268475 on Form F-3 and the post-effective Amendment to Form F-1 in the Registration Statement on Form F-3 (File No. 333-267545) of our report dated April 14, 2025, relating to the consolidated financial statements of Top Ships Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece
April 14, 2025